Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-116629, 333-109893 and 333-159247 on Form S-8 of our report dated March 30, 2012 relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Galectin Therapeutics Inc. for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP

Boston, Massachusetts

March 30, 2012